As filed with the Securities and Exchange Commission on November 17, 2025
Registration No. 333-116337
Registration No. 333-126340
Registration No. 333-136362
Registration No. 333-141125
Registration No. 333-142254
Registration No. 333-144356
Registration No. 333-147128
Registration No. 333-153277
Registration No. 333-162439
Registration No. 333-170034
Registration No. 333-188938
Registration No. 333-190023
Registration No. 333-192951

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-116337
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-126340
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-136362
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-141125
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-142254
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-144356
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-147128
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-153277
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-162439
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-170034
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-188938
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-190023
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-192951
UNDER
THE SECURITIES ACT OF 1933
ASML Holding N.V.
(Exact name of registrant as specified in its charter)

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
De Run 6501
5504 DR Veldhoven
The Netherlands
Tel: 31-40-268-3000
(Address of Principal Executive Offices)
ASML Incentive and New Hire Option Plan for Board of Management

ASML Incentive and New Hire Option Plan for Senior and Executive Management
ASML Option Plan for Executive Management in the United States of America
ASML Option Plan for Senior Management in the United States of America
ASML Incentive and New Hire Option Plan for Employees
ASML Option Plan for Employees in the United States of America
ASML Option Plan for Management of ASML Holding Group Companies in the
United States of America (Version January 2005)
ASML Option Plan for Employees of ASML Holding Group Companies in the
United States of America (Version January 2005)
ASML Stock Option Plan for options granted to Employees of ASML Holding N.V. Group Companies in Asia, EMEA and USA (Version April 2006 – Stock Options from Future Profit Sharing 2006 Plan)
ASML Stock Option Plan for options granted to Employees of ASML Holding N.V. Group Companies in Asia, EMEA and USA (Version April 2006 – Stock Options from Base Salary 2006)
ASML Stock Option Plan for options granted to Employees of ASML Netherlands B.V. (Version April 2006 – Stock Options from Future Profit Sharing 2006 Plan)
ASML Stock Option Plan for options granted to Employees of ASML Netherlands B.V. (Version April 2006 – Stock Options from Holiday Allowance and/or Vacation/ADV-Days from 2006)
ASML Stock Option Plan for New Hire Options granted to Members of the Board of Management (Version April 2006)
ASML Stock Option Plan for Incentive or New Hire Options granted to Senior and Executive Management (Version April 2006)
ASML Stock Option Plan for Incentive or New Hire Options granted to Senior and Executive Management (Version July 2006)
ASML Stock Option Plan for Incentive or New Hire Options granted to Senior and Executive Management (Version October 2006)
ASML Stock Option Plan for Incentive or New Hire Options granted to Employees (Version April 2006)
ASML Stock Option Plan for Incentive or New Hire Options granted to Employees (Version July 2006)
ASML Stock Option Plan for Incentive or New Hire Options granted to Employees (Version October 2006)
ASML Restricted Stock Plan
Brion Technologies, Inc., 2002 Stock Option Plan (as amended on March 25, 2005; March 24, 2006; and
November 17, 2006)
ASML Stock Option Plan for Incentive or New Hire Options granted to Senior and Executive Management (Version January 2007)
ASML Stock Option Plan for Incentive or New Hire Options granted to Employees (Version January 2007)
ASML Stock Option Plan for Incentive or New Hire Options granted to Senior and Executive Management (Version April 2007)
ASML Stock Option Plan for Incentive or New Hire Options granted to Employees (Version April 2007)
ASML Stock Option Plan for Incentive or New Hire Options granted to Senior and Executive Management (Version July 2007)
ASML Stock Option Plan for Incentive or New Hire Options granted to Employees (Version July 2007)
ASML Stock Option Plan for Incentive or New Hire Options granted to Senior and Executive Management (Version October 2007)
ASML Stock Option Plan for Incentive or New Hire Options granted to Employees (Version October 2007)
ASML Performance Stock Plan for Members of the Board of Management (Version 1)
ASML Performance Stock Option Plan for Members of the Board of Management (Version 2)
ASML Stock Option Plan from Base Salary for Senior & Executive Management (Version October 2007)
ASML Stock Option Plan from Base Salary for Employees (Version October 2007)
Incentive or New Hire Options Granted to Senior and Executive Management under the ASML Stock Option Plan (Version October 2007)
ASML Performance Stock Option Plan for Senior and Executive Management (version 1)
ASML Performance Share Plan for Senior and Executive Management (version 1)

Incentive or New Hire Options Granted to Employees under the ASML Stock Option Plan (Version October 2007)
ASML Incentive Stock Option Plan for Employees (version 1)
ASML Incentive Share Plan for Employees (version 1)
ASML Restricted Stock Plan (version 2)
ASML Performance Stock Plan for Members of the Board of Management
ASML Performance Stock Option Plan for Senior and Executive Management (version 1)
ASML Performance Share Plan for Senior and Executive Management (version 1)
ASML Incentive Share Plan for Employees (version 1)
ASML Incentive Stock Option Plan for Employees (version 1)
ASML Stock Option Plan for Incentive or New Hire Options granted to Employees
ASML Performance Stock Plan for Members of the Board of Management
ASML Performance Share Plan for Senior and Executive Management
ASML Incentive Share Plan for Employees
ASML Incentive Stock Option Plan for Employees
ASML Share and Option Purchase Plan for Employees
Cymer, Inc., 2011 Equity Incentive Plan
Cymer, Inc., 2005 Equity Incentive Plan
ASML Share Plan—Master Plan for Cymer, LLC Relating to the Grant of Equity Incentives
ASML Employee Umbrella Share Plan – Master Plan relating to the Grant of Equity Incentives
(Full Title of the Plan)

ASML US, LLC
2650 W. Geronimo Place
Chandler, AZ 85224
(Name and Address of Agent For Service)
800 227 6462
(Telephone Number, Including Area Code, of Agent For Service)
Copy to:
James A. McDonald, Esq.
Skadden, Arps, Slate, Meagher & Flom (UK) LLP
22 Bishopsgate
London, EC2N 4BQ
United Kingdom
+44 20 7519-7000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer☒	Accelerated filer ☐
Non-accelerated filer☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

DEREGISTRATION OF SECURITIES
ASML Holding N.V. (the “Company”), is filing this Post-Effective Amendment No. 1 in order to deregister certain shares of its ordinary shares, par value €0.09 per share (the “Ordinary Shares”), that were previously registered by the Company pursuant to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), filed by the Company with the Securities and Exchange Commission (the “SEC”):
•Registration Statement on Form S-8, File No. 333-116337, filed with the SEC on June 9, 2004, relating to the registration of Ordinary Shares and options to acquire Ordinary Shares issuable under the ASML Incentive and New Hire Option Plan for Board of Management, ASML Incentive and New Hire Option Plan for Senior and Executive Management, ASML Option Plan for Executive Management in the United States of America, ASML Option Plan for Senior Management in the United States of America, ASML Incentive and New Hire Option Plan for Employees and the ASML Option Plan for Employees in the United States of America.
•Registration Statement on Form S-8, File No. 333-126340, filed with the SEC on July 1, 2005, relating to the registration of Ordinary Shares and options to acquire Ordinary Shares issuable under the ASML Option Plan for Management of ASML Holding Group Companies in the United States of America (Version January 2005) and the ASML Option Plan for Employees of ASML Holding Group Companies in the United States of America (Version January 2005).
•Registration Statement on Form S-8, File No. 333-136362, filed with the SEC on August 7, 2006, relating to the registration of Ordinary Shares and options to acquire Ordinary Shares issuable under the ASML Stock Option Plan for options granted to Employees of ASML Holding N.V. Group Companies in Asia, EMEA and USA (Version April 2006 – Stock Options from Future Profit Sharing 2006 Plan), ASML Stock Option Plan for options granted to Employees of ASML Holding N.V. Group Companies in Asia, EMEA and USA (Version April 2006 – Stock Options from Base Salary 2006), ASML Stock Option Plan for options granted to Employees of ASML Netherlands B.V. (Version April 2006 – Stock Options from Future Profit Sharing 2006 Plan), ASML Stock Option Plan for options granted to Employees of ASML Netherlands B.V. (Version April 2006 – Stock Options from Holiday Allowance and/or Vacation/ADV-Days from 2006), ASML Stock Option Plan for New Hire Options granted to Members of the Board of Management (Version April 2006), ASML Stock Option Plan for Incentive or New Hire Options granted to Senior and Executive Management (Version April 2006), ASML Stock Option Plan for Incentive or New Hire Options granted to Senior and Executive Management (Version July 2006), ASML Stock Option Plan for Incentive or New Hire Options granted to Senior and Executive Management (Version October 2006), ASML Stock Option Plan for Incentive or New Hire Options granted to Employees (Version April 2006), ASML Stock Option Plan for Incentive or New Hire Options granted to Employees (Version July 2006) and ASML Stock Option Plan for Incentive or New Hire Options granted to Employees (Version October 2006).
•Registration Statement on Form S-8, File No. 333-141125, filed with the SEC on March 1, 2007, relating to the registration of Ordinary Shares issuable under the ASML Restricted Stock Plan.
•Registration Statement on Form S-8, File No. 333-142254, filed with the SEC on April 20, 2007, relating to the registration of Ordinary Shares issuable under the Brion Technologies, Inc., 2002 Stock Option Plan (as amended on March 25, 2005; March 24, 2006; and November 17, 2006).
•Registration Statement on Form S-8, File No. 333-144356, filed with the SEC on July 5, 2007, relating to the registration of Ordinary Shares issuable under the ASML Stock Option Plan for Incentive or New Hire Options granted to Senior and Executive Management (Version January 2007), ASML Stock Option Plan for Incentive or New Hire Options granted to Employees (Version January 2007), ASML Stock Option Plan for Incentive or New Hire Options granted to Senior and Executive Management (Version April 2007), ASML Stock Option Plan for Incentive or New Hire Options granted to Employees (Version April 2007), ASML Stock Option Plan for Incentive or New Hire Options granted to Senior and Executive Management (Version July 2007), ASML Stock Option Plan for Incentive or New Hire Options granted to

Employees (Version July 2007), ASML Stock Option Plan for Incentive or New Hire Options granted to Senior and Executive Management (Version October 2007), ASML Stock Option Plan for Incentive or New Hire Options granted to Employees (Version October 2007), ASML Performance Stock Plan for Members of the Board of Management (Version 1) and the ASML Performance Stock Option Plan for Members of the Board of Management (Version 2).
•Registration Statement on Form S-8, File No. 333-147128, filed with the SEC on November 2, 2007, relating to the registration of Ordinary Shares and options to acquire Ordinary Shares issuable under the ASML Stock Option Plan from Base Salary for Senior & Executive Management (Version October 2007) and the ASML Stock Option Plan from Base Salary for Employees (Version October 2007).
•Registration Statement on Form S-8, File No. 333-153277, filed with the SEC on August 29, 2008, relating to the registration of Ordinary Shares issuable under the Incentive or New Hire Options Granted to Senior and Executive Management under the ASML Stock Option Plan (Version October 2007), ASML Performance Stock Option Plan for Senior and Executive Management (version 1), ASML Performance Share Plan for Senior and Executive Management (version 1), Incentive or New Hire Options Granted to Employees under the ASML Stock Option Plan (Version October 2007), ASML Incentive Stock Option Plan for Employees (version 1), ASML Incentive Share Plan for Employees (version 1) and the ASML Restricted Stock Plan (version 2).
•Registration Statement on Form S-8, File No. 333-162439, filed with the SEC on October 13, 2009, relating to the registration of Ordinary Shares issuable under the ASML Performance Stock Plan for Members of the Board of Management, ASML Performance Stock Option Plan for Senior and Executive Management (version 1), ASML Performance Share Plan for Senior and Executive Management (version 1), ASML Incentive Share Plan for Employees (version 1), ASML Incentive Stock Option Plan for Employees (version 1) and the ASML Stock Option Plan for Incentive or New Hire Options granted to Employees.
•Registration Statement on Form S-8, File No. 333-170034, filed with the SEC on October 20, 2010, relating to the registration of Ordinary Shares and options to acquire Ordinary Shares issuable under the ASML Performance Stock Plan for Members of the Board of Management, ASML Performance Share Plan for Senior and Executive Management, ASML Incentive Share Plan for Employees, ASML Incentive Stock Option Plan for Employees and the ASML Share and Option Purchase Plan for Employees.
•Registration Statement on Form S-8, File No. 333-188938, filed with the SEC on May 30, 2013, relating to the registration of Ordinary Shares issuable under the Cymer, Inc., 2011 Equity Incentive Plan and the Cymer, Inc., 2005 Equity Incentive Plan.
•Registration Statement on Form S-8, File No. 333-190023, filed with the SEC on July 19, 2013, relating to the registration of Ordinary Shares issuable under the ASML Share Plan—Master Plan for Cymer, LLC Relating to the Grant of Equity Incentives.
•Registration Statement on Form S-8, File No. 333-192951, filed with the SEC on December 19, 2013, relating to the registration of Ordinary Shares issuable under the ASML Employee Umbrella Share Plan – Master Plan relating to the Grant of Equity Incentives.
The Company hereby amends the Registration Statements to remove from registration all of the Company’s Ordinary Shares registered under the Registration Statements that have not yet been issued under the Registration Statements as of the date hereof, if any.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto authorized, in the city of Veldhoven, The Netherlands on this, the 17th day of November 2025.
ASML Holding N.V.
By:    /s/ Christophe D. Fouquet
    Name:    Christophe D. Fouquet
    Title:    President, Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Christophe D. Fouquet and Roger J.M. Dassen, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of ASML Holding N.V., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated and on the 17th day of November 2025.

Signature	Title

/s/ Christophe D. Fouquet	President, Chief Executive Officer
Name: Christophe D. Fouquet
/s/ Roger J.M. Dassen	Executive Vice President, Chief Financial Officer
Name: Roger J.M. Dassen
/s/ Nils Andersen	Chair of the Supervisory Board
Name: Nils Andersen
/s/ Terri Kelly	Vice Chair of the Supervisory Board
Name: Terri Kelly
/s/ Birgit Conix	Member of the Supervisory Board
Name: Birgit Conix
/s/ Warren East	Member of the Supervisory Board
Name: Warren East
/s/ Alexander Everke	Member of the Supervisory Board
Name: Alexander Everke
/s/ Karien van Gennip	Member of the Supervisory Board
Name: Karien van Gennip
/s/ Jack de Kreij	Member of the Supervisory Board
Name: Jack de Kreij
/s/ An Steegen	Member of the Supervisory Board
Name: An Steegen

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of ASML Holding N.V. has signed this registration statement or amendment thereto in Arizona, United States on the 17th day of November 2025.
Authorized Representative in the United States
By:    /s/ David Kim
    Name:    David Kim
    Title:    Secretary of ASML US, LLC